                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF REGISTRANT


        Name                                       Jurisdiction of Incorporation
    -------------                                  -----------------------------

Packeteer Holdings, Inc.                                     Delaware
Packeteer International Inc.                                 Delaware
Packeteer Caymans                                             Cayman
Packeteer K.K.                                                 Japan
Packeteer Asia Pacific Limited                               Hong Kong
Packeteer Europe B.V.                                     The Netherlands
Packeteer Technologies                                        Canada
Packeteer Australia Pty Limited                              Australia
Packeteer UK Ltd.                                         United Kingdom
Packeteer GmbH                                                Germany
Packeteer SAS                                                 France
Packeteer Aps                                                 Denmark
Packeteer Singapore                                          Singapore
Packeteer Korea                                             South Korea
Packeteer Iberica                                              Spain